EXHIBIT 99.2

March 1, 2011

Re: FHLBank System Joint Capital Enhancement Agreement
Dear Seattle Bank Members,
This week the Federal Home Loan Bank of Seattle (Seattle Bank) filed a Form 8-K with the Securities and Exchange Commission (SEC) to disclose that its Board of Directors has unanimously agreed to a Joint Capital Enhancement Agreement with the other 11 Federal Home Loan Banks (FHLBanks). The agreement calls for a System Capital Initiative, a plan for each FHLBank to build additional retained earnings and enhance its capital.
The System Capital Initiative will begin upon the completion of the currently required Resolution Funding Corporation (REFCORP) assessment. Under the plan, each FHLBank will reserve 20 percent of its quarterly earnings in a restricted retained earnings account, until the account equals one percent of the bank's outstanding consolidated obligations for the previous quarter. Each FHLBank is required to contribute to its restricted retained earnings account until the minimum requirement is reached and must maintain this level thereafter. The 20 percent contribution approximately equals the expiring REFCORP assessment.
The System Capital Initiative offers a number of benefits to the FHLBank cooperatives. Not only will it build an additional buffer on each FHLBank's balance sheet to absorb unexpected losses, but also will strengthen the FHLBanks' ability to provide liquidity and funding to its member institutions even in times of market stress. In addition, it will provide even greater security and certainty to FHLBank debt investors and further reduce the potential that the FHLBanks will ever require taxpayer assistance.
The federal government established REFCORP in 1989 to issue bonds to fund the Resolution Trust Corporation (RTC). The RTC used the proceeds from the sale of the bonds to pay the cost of liquidating failed savings institutions. By a series of legislative mandates beginning with the Financial Institutions Reform Recovery and Enforcement Act of 1989 (FIRREA), the FHLBanks were required to make payments on the REFCORP bonds. To date, the FHLBanks have paid a total of $8.6 billion in interest on these obligations and currently expect to fully satisfy their REFCORP obligations in 2011.
The new, restricted retained earnings account of each FHLBank will be modeled, in concept, on the legal reserve that the FHLBanks were required to establish and maintain before the enactment of the FIRREA legislation.
The System Capital Initiative is a positive example of financial institutions focusing on the importance of building capital strength for safety and soundness. It is a plan that further strengthens the financial soundness of our 12 member-owned, regional cooperatives and boosts our ability to protect lenders, investors, and taxpayers against any potential future losses.
For more detailed information regarding the plan, please refer to the System Capital Initiative Q&A available on the Seattle Bank's website at www.fhlbsea.com.

If you have questions or comments regarding this new initiative, please do not hesitate to contact your Seattle Bank relationship manager or to contact me directly. We look forward to hearing from you.
Sincerely,

Steven R. Horton
Acting President and Chief Executive Officer

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This Member News contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the potential benefits of the Agreement, the expected maturity of the REFCORP obligation, the expected achievement of the RRE target, and the Agreement's impact on AHP contributions. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “intended,” expected,” “should,” “will,” “estimates,” “suggests,” “could” and “may” or their negatives or other variations on these terms. The Seattle Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory actions, future operating results and legislative or regulatory changes. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.